P R E S S R E L E A S E
EXHIBIT 99.1

FLEX REPORTS SECOND QUARTER FISCAL 2023 RESULTS

San Jose, Calif., October 26, 2022 – Flex (NASDAQ: FLEX) today announced results for its second quarter ended September 30, 2022.

Second Quarter Fiscal Year 2023 Highlights:

•Net Sales: $7.8 billion
•GAAP Operating Income: $325 million
•Adjusted Operating Income: $375 million
•GAAP Net Income Attributable to Flex Ltd.: $232 million
•Adjusted Net Income: $289 million
•GAAP Earnings Per Share: $0.50
•Adjusted Earnings Per Share: $0.63

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules II and V attached to this press release.

“The Flex team delivered solid results, highlighted by strong growth from our diverse customer portfolio and another quarter of record adjusted EPS,” said Revathi Advaithi, CEO of Flex. “Looking ahead, the secular tailwinds that support our strategy, remain in our favor and continues to provide us with confidence that we’ll be able to deliver on our longer-term goals.”

Third Quarter Fiscal 2023 Guidance

•Revenue: $7.3 billion to $7.7 billion
•GAAP Operating Income: $300 million to $330 million
•Adjusted Operating Income: $345 million to $375 million
•GAAP EPS: $0.46 to $0.52
•Adjusted EPS: $0.57 to $0.63 which excludes $0.06 for stock-based compensation expense, $0.04 for net intangible amortization, and $0.01 for Nextracker LLC series A redeemable preferred units dividends payable in kind

Fiscal Year 2023 Guidance Updated

•Revenue: $29.1 billion to $30.1 billion
•GAAP EPS: $1.72 to $1.87
•Adjusted EPS: $2.20 to $2.35 which excludes $0.23 for stock-based compensation expense and $0.15 for net intangible amortization, $0.05 Nextracker LLC series A redeemable preferred units dividends payable in kind, and $0.05 primarily for certain legal and other charges recorded in FY23 YTD.

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Webcast and Conference Call

The Flex management team will host a conference call today at 1:30 PM (PT) / 4:30 PM (ET), to review second quarter fiscal 2023 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.

About Flex

Flex (Reg. No. 199002645H) is the diversified manufacturing partner of choice that helps market-leading brands design, build and deliver innovative products that improve the world. Through the collective strength of a global workforce across approximately 30 countries with responsible, sustainable operations, Flex delivers advanced manufacturing solutions and operates one of the most trusted global supply chains, supporting the entire product lifecycle with fulfillment, after-market and circular economy solutions for diverse industries.

Contacts

Investors & Analysts
David Rubin
Vice President, Investor Relations
(408) 577-4632
David.Rubin@flex.com

Media & Press
Mark Plungy
Director, Corporate Integrated Communications
(408) 442-1691
Mark.Plungy@flex.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including: statements related to future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that we may not achieve our expected future operating results, including margins; the effects that the current and future macroeconomic environment, including inflation, rising interest rates, and currency exchange rate fluctuations, could have on our business and demand for our products; the impact of component shortages, fluctuations in the pricing or availability of raw materials, labor and energy, and logistical constraints, including their impact on our revenues; uncertainties and risks relating to our ability to successfully complete a transaction for our Nextracker business, including the potential initial public offering of our Nextracker business, including the possibility that we may not be able to consummate the transaction on the expected timeline or at all, or that we will achieve the anticipated benefits of the transaction; the possibility that we may not fully realize the projected benefits of the Anord Mardix acquisition, including our expectation that the acquisition will be accretive to our fiscal year 2023 adjusted earnings per share; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; the war in Ukraine and escalating geopolitical tensions as a result of Russia's invasion of Ukraine, including the imposition of economic sanctions on Russia which could lead to disruption, instability, and volatility in global markets and negatively impact our operations and financial performance; the effects of the COVID-19 pandemic on our business, results of operations and financial condition; the effects that current and future credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us and our ability to pass through costs to our customers; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; retaining key personnel; litigation and regulatory investigations and proceedings; our compliance with legal and regulatory requirements; changes in laws, regulations, or policies that may impact our business, including those related to climate change; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on industries that continually produce technologically advanced products with short product life cycles; the short-term nature of our customers’ commitments and rapid changes in demand may cause supply chain issues, excess and obsolete inventory, and other issues which adversely affect our operating results; our dependence on a small number of customers; our industry is extremely competitive; we may be exposed to financially troubled customers or suppliers; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement or breach of license agreements; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure and disrupt our operations; physical and operational risks from natural disasters, severe weather events, or climate change; our ability to achieve sustainability goals; we may be exposed to product liability and product warranty liability; and that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense. In addition, the COVID-19 pandemic increases the likelihood and potential severity of many of the foregoing risks.

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Additional information concerning these, and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended March 31, 2022 and in subsequent quarterly reports on Form 10-Q. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update these forward-looking statements. Our share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any securities to be offered in any offering may not be sold nor may offers to buy be accepted prior to the time a registration statement becomes effective.

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SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (2)
(In millions, except per share amounts)

	Three-Month Periods Ended
	September 30, 2022	October 1, 2021
GAAP:
Net sales	$7,766	$6,229
Cost of sales	7,175	5,755
Restructuring charges	—	9
Gross profit	591	465
Selling, general and administrative expenses	245	213
Intangible amortization	21	15
Operating income	325	237
Interest and other, net	53	(134)
Income before income taxes	272	371
Provision for income taxes	34	35
Net income	238	336
Net income attributable to redeemable noncontrolling interest	6	—
Net income attributable to Flex Ltd.	$232	$336

Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$0.50	$0.69
Non-GAAP	$0.63	$0.48

Diluted shares used in computing per share amounts	460	487

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (2)
(In millions, except per share amounts)

	Six-Month Periods Ended
	September 30, 2022	October 1, 2021
GAAP:
Net sales	$15,113	$12,571
Cost of sales	13,987	11,625
Restructuring charges	—	9
Gross profit	1,126	937
Selling, general and administrative expenses	486	414
Intangible amortization	43	30
Operating income	597	493
Interest and other, net	93	(111)
Income before income taxes	504	604
Provision for income taxes	71	62
Net income	433	542
Net income attributable to redeemable noncontrolling interest	12	—
Net income attributable to Flex Ltd.	$421	$542

Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$0.91	$1.10
Non-GAAP	$1.17	$0.94

Diluted shares used in computing per share amounts	464	493

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)(2)
(In millions, except per share amounts) *

	Three-Month Periods Ended
	September 30, 2022	October 1, 2021

GAAP operating income	$325	$237
Intangible amortization	21	15
Stock-based compensation expense	27	24
Restructuring charges	—	9
Legal and other	2	1
Non-GAAP operating income	$375	$286

GAAP provision for income taxes	$34	$35
Intangible amortization benefit	3	2
Other tax related adjustments	(1)	(3)
Non-GAAP provision for income taxes	$36	$34

GAAP net income attributable to Flex Ltd.	$232	$336
Intangible amortization	21	15
Stock-based compensation expense	27	24
Restructuring charges	—	9
Legal and other	2	1
Interest and other, net	3	(152)
Payable-in-kind dividend for subsidiary's redeemable preferred units	6	—
Adjustments for taxes	(2)	1
Non-GAAP net income	$289	$233
Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$0.50	$0.69
Non-GAAP	$0.63	$0.48

See the accompanying notes on Schedule V attached to this press release.
*Amounts may not sum due to rounding

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FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)(2)
(In millions, except per share amounts) *

	Six-Month Periods Ended
	September 30, 2022	October 1, 2021

GAAP operating income	$597	$493
Intangible amortization	43	30
Stock-based compensation expense	53	44
Restructuring charges	—	9
Legal and other	12	—
Non-GAAP operating income	$706	$576

GAAP provision for income taxes	$71	$62
Intangible amortization benefit	6	4
Other tax related adjustments	(5)	3
Non-GAAP provision for income taxes	$73	$70

GAAP net income attributable to Flex Ltd.	$421	$542
Intangible amortization	43	30
Stock-based compensation expense	53	44
Restructuring charges	—	9
Legal and other	12	—
Interest and other, net	4	(155)
Payable-in-kind dividend for subsidiary's redeemable preferred units	12	—
Adjustments for taxes	(1)	(7)
Non-GAAP net income	$544	$462
Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$0.91	$1.10
Non-GAAP	$1.17	$0.94

See the accompanying notes on Schedule V attached to this press release.
*Amounts may not sum due to rounding

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SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of September 30, 2022	As of March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$2,453	$2,964
Accounts receivable, net of allowance for doubtful accounts	3,956	3,371
Contract assets	531	519
Inventories	7,726	6,580
Other current assets	964	903
Total current assets	15,630	14,337

Property and equipment, net	2,201	2,125
Operating lease right-of-use assets, net	596	637
Goodwill	1,325	1,342
Other intangible assets, net	328	411
Other assets	543	473
Total assets	$20,623	$19,325

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$916	$949
Accounts payable	6,818	6,254
Accrued payroll	479	470
Deferred revenue and customer working capital advances	2,700	2,002
Other current liabilities	1,233	1,036
Total current liabilities	12,146	10,711

Long-term debt, net of current portion	3,081	3,248
Operating lease liabilities, non-current	495	551
Other liabilities	631	608
Total liabilities	16,353	15,118
Redeemable noncontrolling interest	90	78
Total shareholders' equity	4,180	4,129
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$20,623	$19,325

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SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Six-Month Periods Ended
	September 30, 2022	October 1, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$433	$542
Depreciation, amortization and other impairment charges	247	236
Changes in working capital and other, net	(539)	(264)
Net cash provided by operating activities	141	514

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(296)	(210)
Proceeds from the disposition of property and equipment	18	5
Acquisition of businesses, net of cash acquired	4	—
Other investing activities, net	3	2
Net cash used in investing activities	(271)	(203)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	—	20
Repayments of bank borrowings and long-term debt	(39)	(9)
Payments for repurchases of ordinary shares	(253)	(490)
Other financing activities, net	(4)	(8)
Net cash used in financing activities	(296)	(487)

Effect of exchange rates on cash and cash equivalents	(85)	(3)
Net decrease in cash and cash equivalents	(511)	(179)
Cash and cash equivalents, beginning of period	2,964	2,637
Cash and cash equivalents, end of period	$2,453	$2,458

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SCHEDULE V

FLEX AND SUBSIDIARIES
NOTES TO SCHEDULES I, II, and III

(1) To supplement Flex’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude certain legal and other charges, stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analyses;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

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Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Restructuring charges include severance for rationalization at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives and are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis as well as acquisition related costs and customer related asset impairments (recoveries). During the first half of fiscal year 2023, the Company accrued for certain loss contingencies where losses are considered probable and estimable. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Interest and other, net consists of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, currency translation reserve write-offs upon liquidation of certain legal entities, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability.

In September 2021, the Company received approval from the relevant tax authorities in Brazil of the Credit Habilitation request related to certain federal operational tax credits and the Company recorded a total gain of 809.6 million Brazilian reals (approximately USD $149.3 million based on the exchange rate as of October 1, 2021) under other charges (income), net in the condensed statements of operations. The total gain recorded included credits from February 2003 to September 2021, net of additional taxes, as the Credit Habilitation received covering the period from February 2003 to December 2019 resolved any uncertainty regarding the Company's ability to claim such credits. This gain is non-cash and can only be used to offset certain current and future tax obligations.

Payable-in-kind dividend for subsidiary's redeemable preferred units relates to a non-cash payable-in-kind dividend on the Series A preferred units of Nextracker LLC sold to TPG Rise Flash, L.P. ("TPG Rise). The Series A preferred units have a dividend rate of 5% per annum, payable semi-annually, up to 100% of which may be paid by the issuance of additional series A preferred units ("payable-in-kind") during the first two years following the closing of the sale to TPG Rise, and 50% of which may be payable in kind thereafter. The paid-in-kind dividend is excluded by the Company's management in assessing current operating performance and forecasting its earnings trends and is therefore excluded by the Company from its non-GAAP measures.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.

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(2)    Beginning in the second quarter of fiscal year 2022, the Company elected to include operating income as a subtotal in the condensed consolidated statements of operations and prior period amounts have been reclassified to conform to the current presentation.